Exhibit 10.1

PROMISSORY NOTE

Certain portions of this exhibit (indicated by “[***]”) have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv) as the Company determined the omitted information (i) is not material and (ii) is the type that the Company customarily and actually treats as private or confidential.

$10,000,000

[Effective Date: OCTOBER 8, 2025]

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Agenus Inc. (the “Maker”), with a mailing address of 3 Forbes Road, Lexington, MA 02421, herby promises to pay to Zydus Pharmaceuticals (USA) Inc. (the “Payee” and together with the Maker, the “Parties”), at such address and in such amounts as may be designated in writing by the holder of this Note, the aggregate principal of all amounts the Payee has disbursed to the Maker pursuant to Section 1(b), Section 1(c), and Section 1(d), together with all accrued interest thereon as provided in this promissory note (this “Note”).

1.
Loan Disbursement.

(a)
Loan. Subject to Section 1(b) through Section 1(d), the Payee shall make available to the Maker one or more advances in an aggregate amount not to exceed Ten Million Dollars and Zero Cents ($10,000,000.00) (the “Principal Amount”).

(b)
Initial Advance. Within five (5) business days following the Effective Date, the Payee shall pay to the Maker, in immediately available funds pursuant to instructions provided by the Maker to the Payee in writing, an aggregate amount of Five Million Three Hundred Thousand Three Hundred Thirty Three Dollars and Thirty Four Cents ($5,333,333.34). The Maker and Payee each agree that $3,000,000 of the proceeds of this initial advance will be used to make immediate payments to Varilease Financing Inc (“VFI”) to satisfy, in part, the indebtedness owed by the Maker to VFI, secured by the assets described in Delaware UCC Original Filing No. 20215396347 (VFI ABS 2023-1, LLC as “Secured Party”) and Delaware UCC Original Filing No. 20220738771 (VFI KR SPE I LLC as “Secured Party”). The remainder of the initial advance (the “October Advance”) will be used to pay for operating expenses of the Emeryville and Berkeley facilities (“Operating Expenses”) for the month of October 2025.

(c)
November Advance. Provided that (i) no Default has occurred and is continuing, and (ii) the Closing (as defined in that certain purchase agreement, dated June 3, 2025, between the Maker and the Payee, as amended and as assigned to the Payee’s affiliate, Zylidac Bio LLC (the “APA”)) has not occurred, the Payee shall pay to the Maker, within five (5) business days of November 1, in immediately available funds pursuant to instructions provided by the Maker to the Payee in writing, an

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amount equal to Two Million Three Hundred Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($2,333,333.33) (the “November Advance”). The November Advance which will be used to pay for Operating Expenses for the month of November 2025.

(d)
December Advance. Provided that (i) no Default has occurred and is continuing, and (ii) the Closing (as defined in the APA) has not occurred, the Payee shall pay to the Maker, within five (5) business days of December 1, in immediately available funds pursuant to instructions provided by the Maker to the Payee in writing, an amount equal to Two Million Three Hundred Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($2,333,333.33) (the “December Advance” and together with the October Advance and the November Advance, the “Operating Advances”). The December Advance will be used to pay for Operating Expenses for the month of December 2025.

2.
Adjustments to the Principal Balance.

(a)
Adjustments to the Principal Balance if Closing Occurs in 2025. If the Closing (as defined in APA) is consummated during the fourth quarter of calendar year 2025, the Principal Amount shall be reduced on a dollar-for-dollar basis in an amount equal to that portion of the Operating Advances that have been used by Agenus as of Closing to pay Operating Expenses, and any portion that has not been used to pay the Operating Expenses as of Closing (the “Unused Portion”) will remain as part of the Principal Amount. For example, if the Closing occurs on November 15, 2025 and as of such date all ($2,333,333.33) of the October Advance has been utilized and one-half ($1,166,666.66) of the November Advance has been utilized, then (i) the aggregate utilized amount ($3,500,000) shall serve to reduce the Principal Amount and (ii) the Unused Portion ($1,666,666.66) shall remain as part of the Principal Amount.

(b)
Adjustments to the Principal Balance if Closing Occurs in 2026. If the Closing (as defined in the APA) is consummated after the end of the fourth quarter of calendar year 2025, the Principal Amount shall be reduced by $7,000,000 (i.e., the aggregate amount of the Operating Advances) to $3,000,000.

(c)
Adjustments if Closing Does Not Occur. If the Closing does not occur and the APA is terminated in accordance with its terms, there shall be no reduction in the Principal Amount; provided that if the APA is terminated prior to the Payee paying one or both of the Operating Advances described in Section 1(c) and Section 1(d), the Principal Amount shall be reduced to reflect the amount actually paid by the Payee to the Maker hereunder.

3.
Payment Mechanics.

(a)
Maturity Date. This Note shall be paid in full (i) upon Closing, or (ii) within 10 days following receipt by Maker of notification that Closing is not going to be consummated (the “Maturity Date”).

(b)
Prepayments. This Note may be prepaid, in whole or in part, without premium or penalty, at the election of Maker at any time.

(c)
Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

4.
Interest Rate.

(a)
Interest Rate. Except as otherwise provided herein, the Principal Amount shall bear interest at the rate of 3.81% per annum, from the Effective Date until this Note is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

(b)
Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at a rate of six percent (6%) per annum from the date of such non-payment until such amount is paid in full.

(c)
Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on this Note on the day hereof, and shall not accrue on the Note for the day on which it is paid.

5.
Representations and Warranties. The Maker hereby represents and warrants to the Payee on the Effective Date as follows:

(a)
Existence; Power and Authority; Compliance with Laws. The Maker (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note and all other documents contemplated hereby and to perform its obligations hereunder and thereunder, and (c) is in compliance with all laws.

(b)
Authorization; Execution and Delivery. The execution and delivery of this Note and the other documents contemplated hereunder by the Maker and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Maker has duly executed and delivered this Note and all documents contemplated hereunder.

(c)
No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other individual or entity is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note or the other documents contemplated hereby.

(d)
No Violations. The execution and delivery of this Note and the documents contemplated hereby and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any law applicable to the Maker or by which any of its properties or assets may be bound; (b) constitute a default under any material agreement or contract by which the Maker may be bound; or (c) accelerate any obligations of the Maker under any financing documents.

(e)
Enforceability. This Note is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(f)
No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of the Maker, threatened by or against the Maker or any of its property or assets (a) with respect to the Note, the other documents contemplated hereby, or any of the transactions contemplated hereby or thereby or (b) that would be expected to materially adversely affect the Maker’s ability of the Maker to perform its obligations under the Note and the other documents contemplated hereby.

(g)
Estimated Operating Expenses. The 4Q Pro Forma Expense Summary attached as Exhibit A was compiled by the Maker in good faith and fairly represents the Operating Expenses for the fourth quarter of calendar year 2025.

6.
Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a)
Failure to Pay. The Maker fails to pay (a) any principal amount of the Note when due or (b) interest or any other amount when due and such failure continues for five (5) days after written notice to the Maker.

(b)
Breach of Representations and Warranties. Any representation or warranty made by the Maker to the Payee herein is incorrect in any material respect on the date as of which such representation or warranty was made.

(c)
Breach of Covenants. The Maker fails to observe or perform any covenant, condition, or agreement contained in this Note and such failure continues for five (5) days after written notice to the Maker.

(d)
Cross-Defaults. The Maker fails to pay when due any of its debt (other than debt arising under this Note and the debt owed to VFI), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such debt.

(e)
Bankruptcy.

(i)
The Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(ii)
There is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 6(e)(i) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, or unbonded for a period of thirty (30) days;

(iii)
There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(iv)
The Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6(e)(i), Section 6(e)(ii), or Section 6(e)(iii) above; or

(f)
Judgments. One or more judgments or decrees shall be entered against the Maker and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

7.
Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Payee may, at its option, by written notice to the Maker (a) terminate its commitment to make any Operating Advances hereunder; (b) declare the entire principal amount of the Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies with respect to the collateral described herein; provided, however, that if an Event of Default shall occur under (x) Section 6(d) and/or Section 6(f) and no other subsections of Section 6, Payee only has the rights specified under subsection (a) above, or (y) Section 6(e), the principal of and accrued interest on the Note shall become immediately due and payable without any notice, declaration, or other act on the part of the Payee. Payee’s rights, remedies and powers, as provided in this Note are cumulative and concurrent, and may be pursued singly, successively or together against Payee. Additionally, Payee may resort to every other right or remedy available at law or equity without first exhausting the rights and remedies contained herein, in Payee’s sole discretion.

8.
Covenants. Until all amounts outstanding under this Note have been paid in full:

(a)
Maker shall (a) preserve, renew, and maintain in full force and effect its corporate existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business;

(b)
Maker shall comply with all laws applicable to it and its business;

(c)
Maker shall, as soon as possible and in any event within two (2) business days after it becomes aware that an Event of Default has occurred, notify the Payee in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default;

(d)
Maker shall not incur, create, or assume any debt, or restructure any debt existing as of the date of this Note without the Payee’s written consent; and

(e)
Maker shall not (to the extent legally permissible) at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Maker from paying all or any portion of the Note as contemplated herein, wherever enacted, now or at any time. The Maker (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Payee, but will suffer and permit the execution of every such power as though no such law had been enacted. Except as expressly set forth herein, presentment for payment, notice of dishonor, protest and notice of protest are hereby waived;

(f)
Maker shall promptly notify Payee of any actions or proceedings initiated against Maker that would reasonably be expected to impact Maker’s ability to repay this Note or Payee’s interests in the Shares (as defined and further set forth in Section 9, below.

9.
Collateral. The Maker agrees to provide the following collateral against the Note:

(a)
Collateral: As assurance, collateral and security for Maker’s performance as and when due of its payment obligations under this Note, simultaneously with the execution of this Note and the funding of the loan by Payee as contemplated herein, Maker and Payee shall execute and deliver to a mutually agreeable escrow agent

(the “Escrow Agent”), or, if the Escrow Agreement has not yet been executed appointing the Escrow Agent, counsel to the Payee (“Payee’s Counsel”), joint written instructions to American Stock Transfer & Trust Company, LLC, the transfer agent (the “Transfer Agent”) for the Company’s subsidiary MiNK Therapeutics, Inc’s common stock (NASDAQ: INKT) (“MiNK”), in the form provided on the attached Exhibit B (the “Transfer Instructions”), that direct the Transfer Agent to access and transfer to Payee, or its designee, 822,910 shares of common stock of MiNK currently owned in Maker’s name on MiNK’s share registry (such shares, the “Shares”). If the closing price of the Shares at any time during the term of this Note averages below $12.16 per share over a period of five (5) straight trading days (such occurrence, a “Price Drop”), within three (3) business days of the occurrence of such Price Drop, the Maker and the Payee shall enter into an amendment hereto, reflecting an increase in the number of shares of common stock of MiNK pledged as collateral and security for Maker’s performance as and when due of its payment obligations under this Note, in an amount that, when added to the Shares, reflects an aggregate value of at least $12,500,000 (or such lower dollar amount as represents 125% of the then outstanding Principal Amount at the time of calculation, but in no event less than 822,910 shares). The Maker and the Payee shall also amend the Control Agreement and Pledge Agreement (as such terms are defined below) to reflect such increase, and the Maker shall use its best efforts to cause MiNK to enter into such amendment to the Control Agreement. Following the execution and delivery of the amendments to this Note, the Control Agreement, and the Pledge Agreement, the Maker and the Payee shall execute and deliver to the Escrow Agent (or Payee’s Counsel, as applicable) new Transfer Instructions, in the form provided on the attached Exhibit B, that direct the Transfer Agent to access and transfer to Payee, or its designee, the number of shares of common stock of MiNK reflected in the amendments.
(b)
Transfer of Shares. Unless otherwise directed by joint written instructions in accordance with the terms of the Escrow Agreement:

(i)
The Escrow Agent (or Payee’s Counsel, as applicable) shall hold the Transfer Instructions (and any other documents required by Transfer Agent to effect the transfer of the Shares as contemplated herein, if triggered) until the Maturity Date;

(ii)
If on or before the Maturity Date Maker pays the Principal Amount, Maker and Payee shall jointly notify the Escrow Agent (or Payee’s Counsel, as applicable) and direct the Escrow Agent (or Payee’s Counsel, as applicable) to destroy the Transfer Instructions and terminate the Escrow Agreement; and

(iii)
If on or before the Maturity Date Maker does not pay in full the Principal Amount, Payee shall have the unqualified option, in its sole discretion, to so notify the Escrow Agent (or Payee’s Counsel, as applicable), to direct the Escrow Agent (or Payee’s Counsel, as applicable) to immediately deliver the Transfer Instructions (and any other documents required by Transfer Agent to effect the transfer of the Shares as contemplated herein that are then held by the Escrow Agent (or Payee’s Counsel, as applicable), if any) to the Transfer Agent, and to notify the Transfer Agent in writing, with a copy to Maker, of the amount of the outstanding Note obligation. If Maker pays a partial amount of the then outstanding Note obligation on or before the Maturity Date, only the balance of the then outstanding Note obligation should be directed to the Escrow Agent (or Payee’s Counsel, as applicable) for delivery of the Transfer Instructions (and any other documents required by Transfer Agent to effect the transfer of the Shares as contemplated herein that are then held by the Escrow Agent (or Payee’s Counsel, as applicable), if any) to the Transfer Agent. In all events, Maker’s material default of its payment obligations to Payee shall not be deemed to have been cured unless and until the then outstanding Obligations is paid in full.

(c)
Pledge and Control Agreement. Maker agrees to enter into a (i) pledge agreement by and between Maker and Payee regarding the Shares (the “Pledge Agreement”), and (ii) control agreement by and among, Maker, Payee, and MiNK (the “Control Agreement”), to acknowledge the establishment of the Payee’s security interest in the Shares and to perfect its control over the Shares. Maker covenants that the Shares have not been previously pledged to another secured party. As long as any amounts under this Note remains outstanding, as of the Effective Date until the satisfaction of the obligations under this Note in full, Maker shall not directly or indirectly authorize the sale, pledge, transfer, or assignment of any of the Shares to any recipient other than the Escrow Agent (or Payee’s Counsel, as applicable) or the Payee; provided Maker shall not divest itself of more than half of its holdings of shares of MiNK common stock as of the Effective Date without written consent from Payee (not to be unreasonably withheld, conditioned, or delayed).

(d)
CFIUS. Notwithstanding anything to the contrary in this Section 9, if the Payee, in good faith, determines that the Committee on Foreign Investment in the United States (“CFIUS”) is likely to prohibit the Payee’s acquisition of the Shares, the Payee shall notify the Maker in writing of such determination. Immediately upon receipt of such notice, the Maker shall sell the Shares and deliver the cash proceeds from such sale (or sales, as applicable) to the Payee until the outstanding amounts due under this Note are paid in full.

10.
Notices. Any notices required under this Note shall be sent to the addresses set forth above, by certified mail return receipt requested, postage prepaid, or by Federal Express or other nationally recognized overnight or international courier, and shall be deemed received five (5) days after posting, if sent by certified mail and one (1) day after delivery to an overnight courier, if so delivered and the day of delivery if hand delivered.

11.
Expenses. Maker agrees to pay all costs and expenses of collection incurred by Payee (in addition to the Principal Amount), if any (including without limitation reasonable attorneys’ fees and disbursements), and including all costs and expenses incurred in connection with the pursuit by Payee of any of its rights or remedies hereunder or in connection with any of Payee’s collection efforts.

12.
Amendment; Waiver. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or the Payee, but only by an agreement in writing signed by Maker and Payee.

13.
Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof. This Note may be enforced solely in, and in connection with any action or proceeding arising out of or relating to the transactions contemplated hereby, Maker irrevocably consents to the exclusive jurisdiction and venue of, the State Courts of the State of Delaware located in Wilmington, Delaware.

14.
Setoff. Maker and Payee agree that in the event that the Closing occurs under the APA before the Note is repaid in full, the Principal Amount and any interest thereon due and owing hereunder (or applicable portion thereof) shall be satisfied by applying the amount of such obligations (after giving effect to any adjustments to the Principal Amount contemplated herein in Section 2) towards the Closing Cash Consideration (as defined in the APA) otherwise due from Payee to Maker under Section 2.5(a) of the APA, at which time this Note (or the applied portion thereof) shall be deemed repaid.

IN WITNESS WHEREOF, each of the Parties has signed this Note on the day and year first above written.

AGENUS INC. (MAKER)

By: ____/s/ Garo Armen______________

Name: Garo Armen

Title: Chairman and CEO

Zydus Pharmaceuticals (USA) INC. (PAYEE)

By: ___/s/ Ravi Yadavar______________

Name: Ravi Yadavar

Title: Chief Financial Officer and Treasurer

EXHIBIT A

[***]

EXHIBIT B

Date: October 8, 2025

Equiniti Trust Company, LLC,

as Transfer Agent
6201 15th Avenue
Brooklyn, New York 11219

Dear Transfer Agent:

You hereby are authorized and directed, immediately upon your receipt of these joint transfer instructions, to transfer to Zydus Pharmaceuticals (USA) Inc. (“Zydus”), 73 Route 31 North, Pennington, New Jersey 08534, EIN 20-0544147, from the shares of common stock, par value $0.00001 per share, of MiNK Therapeutics, Inc. (NASDAQ: INKT) currently held in the name of Agenus Inc., the number of Shares (not to exceed 822,910), separately calculated and provided to you by Zydus as indicated below, based on the closing price of the Shares on their last trading day immediately prior to the date you receive these joint transfer instructions, and after the payment of all commissions and all other customary transfer expenses necessary if sold by Zydus, to pay in full the then outstanding obligations owed by Agenus to Zydus. The amount of such then outstanding obligations shall be provided to you, in writing, separately by Zydus at or about the same time you receive these joint transfer instructions and should be deemed by you to be an integral part hereof.

Very truly yours.

Agenus, Inc.

By: _____________________

Name:

Title: Chairman & CEO

Zydus Pharmaceuticals (USA) Inc.

By: _____________________

Name:

Title: CEO, Zydus Americas